UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 25, 2009 (March 24, 2009)

ACADIA PHARMACEUTICALS INC.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	000-50768	06-1376651
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3911 SORRENTO VALLEY BOULEVARD SAN DIEGO, CALIFORNIA	92121
(Address of Principal Executive Offices)	(Zip Code)

(858) 558-2871

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On March 24, 2009, ACADIA Pharmaceuticals Inc. and Meiji Seika Kaisha, Ltd. entered into a collaboration and license agreement (the “Agreement”) to develop and commercialize a novel class of pro-cognitive drugs to treat patients with schizophrenia and related disorders. Pursuant to the terms of the Agreement, Meiji Seika has the right to develop and commercialize the licensed compounds in Japan and several other Asian countries. The collaboration will focus on developing a product candidate, which was discovered by ACADIA and has been nominated by the parties for IND-track development. Pursuant to the terms of the Agreement, ACADIA is eligible to receive up to $25 million in aggregate payments, including $3 million in license fees and up to $22 million in potential development and regulatory milestone payments, as well as royalties on product sales in the Asian territory. Meiji Seika is responsible for the first $15 million of development expenses.The companies will share the remaining expenses through clinical proof-of-concept, subject to possible adjustment in the event ACADIA further licenses the program outside of the Asian market. Meiji Seika is responsible for all costs associated with the development, manufacturing and commercialization of the product in the Asian territory after proof-of-concept. Meiji Seika is eligible to share a portion of any product-related revenues received by ACADIA in the rest of the world.

Forward-Looking Statements

Certain statements in this report that are not historical facts are forward-looking statements that involve a number of risks and uncertainties. Such forward-looking statements include statements relating to the activities expected to occur in connection with ACADIA’s collaboration with Meiji Seika, including license fees and milestone and royalty payments ACADIA is eligible to receive under the Agreement. These statements are only predictions based on current information and expectations and involve a number of risks and uncertainties. Actual events or results may differ materially from those projected in any of such statements due to various factors, including the risks and uncertainties inherent in drug discovery, development and commercialization, and collaborations with others. For a discussion of these and other factors, please refer to ACADIA’s annual report on Form 10-K for the year ended December 31, 2008 as well as other subsequent filings with the Securities and Exchange Commission. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. This caution is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All forward-looking statements are qualified in their entirety by this cautionary statement and ACADIA undertakes no obligation to revise or update this report to reflect events or circumstances after the date hereof.

1.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACADIA Pharmaceuticals Inc.

Date: March 25, 2008	By:	/s/ Thomas H. Aasen
Thomas H. Aasen
Vice President, Chief Financial Officer, Treasurer, and Secretary

2.